Exhibit 99.2
3rd Quarter Fiscal 2009 Results Presentation May 20, 2009 (r)

Participants Steven E. Nielsen President & Chief Executive Officer Timothy R. Estes Chief Operating Officer H. Andrew DeFerrari Chief Financial Officer Richard B. Vilsoet General Counsel

Forward-Looking Statements and Non- GAAP Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "estimate," "intend," "forecast," "may," "should", "could", "project," "outlook" and similar expressions identify forward-looking statements. These forward- looking statements are based on management's current expectations, estimates and projections and speak only as of the date of this presentation. Forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The factors that could affect future results and could cause these results to differ materially from those expressed in the forward-looking statements include, but are not limited to, those described under Item 1A, "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended July 26, 2008, and other risks outlined in the Company's periodic filings with the Securities and Exchange Commission ("SEC"). Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain "non-GAAP" financial measures as defined by SEC rules. As required by the SEC we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slide included at slide 10 of this presentation.

Q3-2009 Overview Results of $0.13 per share, non-GAAP Revenue of $257.7 million in Q3-09 increased sequentially by 5.0% but declined year over year by 12.2% Customer reductions in near-term capital spending plans prompted by current economic conditions Margins improved year over year Operating cash flows supported repurchase of $10.0 million face value of our Senior Subordinated Notes and repurchase of 450,000 shares of common stock Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures.

Revenue by Customer Top 5 customers represented 61.2% of revenue in Q3-09 and 64.6% of revenue in Q3-08 Overall revenue decline was 12.2%, with top 5 customers down approximately 16.7% and all other customers down approximately 3.8% Revenue from Windstream, our sixth largest customer, was up over 100% on a year over year basis to $15.7 million in Q3-09 Q3 2009 Telecommunications 0.777 Utility Line Locating 0.172 Electric Utilities and Other Customers 0.051 Telecommunications Underground Facility Locating Electric Utilities and Other Construction and Maintenance

Q3-2009 Backlog and Employees Current Contract Awards and Extensions Customer Area Description Term (in years) AT&T Florida and Georgia Master Construction Contract - Extensions 1 Embarq New Jersey Master Construction Contract 1 Qwest Southern Utah Master Construction Contract - Extension 3 Comcast Farmington, New Mexico System Upgrade 1 Exelon Pennsylvania Underground Facility Locating - Extension 3 Verizon Texas Underground Facility Locating 3 Backlog ($ in millions) $1,388 $1,189 $1,468 $1,409 $1,313 $1,150 $1,131 $1,118 $795 $689 $843 $820 $765 $715 $726 $679 $200 $600 $1,000 $1,400 $1,800 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Total Backlog 12 Month Backlog Number of Employees 10,899 11,159 10,835 10,786 10,746 10,355 9,407 9,426 8,000 9,000 10,000 11,000 12,000 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 Number of employees

Q3-2009 Summary Note: See "Regulation G Disclosure" slide for a reconciliation of non-GAAP financial measures. Year over year revenue decline of 12.2% reflects customer reductions in near-term capital spending plans prompted by current economic conditions (12.2)% (9.7)% Contract Revenues ($ in millions) $257.7 $293.4 $200.0 $220.0 $240.0 $260.0 $280.0 $300.0 Q3 2008 Q3 2009 Income from Continuing Operations - Non- GAAP ($ in millions) $5.5 $5.0 $0.0 $2.0 $4.0 $6.0 $8.0 Q3 2008 Q3 2009 Q3-08 Q3-09 $0.14 $0.13 Fully Diluted EPS - Non-GAAP Income from Continuing Operations

Selected Financial Information



	Q3-09	Q3-08		
	($ in millions)		Change (b)	
Contract Revenues	$ 257.7	$ 293.4	$ (35.7) *(12.2)%*	■ Year-over-year revenue decline.
Cost of Earned Revenues - Non-GAAP (a)	$ 206.7 *80.2%*	$ 241.3 *82.2%*	$ (34.5) *(2.0)%*	■ Cost of earned revenues on a Non-GAAP basis declined as a percentage of revenue due to lower fuel prices and safety and claims costs. This decline was partially offset by increased costs for labor and direct material as a percentage of revenue.
General & Administrative	$ 24.3 *9.4%*	$ 25.0 *8.5%*	$ (0.7) *0.9 %*	■ G&A declined primarily from a reduction in stock-based compensation.
Depreciation & Amortization	$ 16.2 *6.3%*	$ 17.3 *5.9%*	$ (1.1) *0.4 %*	■ Depreciation & amortization declined primarily from assets becoming full depreciated and asset sales.
Interest expense - Non-GAAP (a)	$ 3.4 *1.3%*	$ 3.4 *1.2%*	$ - *0.2 %*	■ Interest expense-Non-GAAP consistent with Q3-08.
Income taxes - Non-GAAP (a)	$ 4.0	$ 3.8	$ 0.2	■ Provision for income taxes-Non-GAAP increased from Q3-08.

(a) See "Regulation G Disclosure" slide for a reconciliation of Non-GAAP financial measures.

(b) Amounts may not foot due to rounding.

Dycom Industries, Inc. 7

Cash Flow and Liquidity



Cash Flows from Operating Activities and Cap-ex, net
($ in millions)
$80
$60
$40
$20
$0
$23.9
$14.4
$17.5
$8.6
$4.1
$8.0
$71.1
$8.4
$20.9
$4.8
Q3-08
Q4-08
Q1-09
Q2-09
Q3-09
Cash flow from operating activities
Capital Expenditures, net of disposals

	Q3-09 ($ in millions)	
Cash and equivalents	$	78.8
Capital Leases Payable		1.5
$210 million Senior Credit Agreement, due Sept 2011		-
Senior Subordinated Notes, due Oct 2015		135.4
Debt, including current portion	$	136.9
Letters of Credit outstanding	$	51.8
Availability on $210 million Senior Credit Agreement	$	158.2

- Cash flow from operations strong at $20.9 million for Q3-09
- Combined days sales outstanding on trade receivables and net unbilled revenues were 61 days in Q3-09 and 64 days in Q2-09 (a)
- Capital expenditures, net of disposals declined sequentially to $4.8 million
- Repurchased $10.0 million face value of our Senior Subordinated Notes for approximately $8.0 million. Repurchased 450,000 shares of our common stock for approximately $2.9 million.
- Total debt, less cash balances, down to $58.1 million at end of Q3-09 compared to $73.4 million as of Q2-09
- In compliance with covenants of debt agreements as of April 25, 2009

(a) Days sales outstanding calculated by using the sum of current accounts receivable, plus costs and estimated earnings in excess of billings less billings in excess of costs and estimated earnings, divided by average revenue per day during the respective quarter.

Dycom Industries, Inc. 8

Summary Challenging economic environment Solid customer relationships At the forefront of evolving industry opportunities including those resulting from industry mergers and acquisitions Growing market share as customers consolidate vendors Encouraged by deployment of new technologies by cable operators Strong cash flows support working capital needs and capital investment Looking ahead: Seasonal uptick in revenue within the context of a negative growth economy Stable margins

Appendix: Regulation G Disclosure



Reconciliation of GAAP to Non-GAAP Measures

Amounts may not foot due to rounding

($ in 000's, except per share amounts)

	Three Months Ended April 25, 2009			Three Months Ended April 26, 2008		
	GAAP	Reconciling Items	Non-GAAP	GAAP	Reconciling Items	Non-GAAP
Contract revenues	$ 257,719	$ -	$ 257,719	$ 293,440	$ -	$ 293,440
Cost of earned revenues, excluding depreciation and amortization	206,733	-	206,733	239,598	1,680 (e)	241,278
General and administrative expenses (a)	24,276	-	24,276	24,969	-	24,969
Depreciation and amortization	16,163	-	16,163	17,301	-	17,301
Interest income	60	-	60	238	-	238
Interest (expense)	(3,162)	(268) (b)	(3,430)	(3,110)	(339) (b)	(3,449)
Other income, net	3,566	(1,727) (c)	1,839	2,670	-	2,670
Income from continuing operations before income taxes	11,011	(1,995)	9,016	11,370	(2,019)	9,351
Provision for income taxes	3,442	565 (d)	4,007	3,677	125 (d)	3,802
Income from continuing operations, net of tax	$ 7,569	$ (2,560)	$ 5,009	$ 7,693	$ (2,144)	$ 5,549
Earnings per common share - Diluted:						
Income from continuing operations, net of tax	$ 0.19	$ (0.07)	$ 0.13	$ 0.19	$ (0.05)	$ 0.14
Shares used in computing Diluted EPS:	39,346,102		39,346,102	40,486,765		40,486,765

(a) Includes stock-based compensation expense of $0.9 million and $1.4 million for the three months ended April 25, 2009 and April 26, 2008, respectively.

The items reconciling to "non-GAAP" financial measures are specifically described below.

(b) Interest expense - GAAP for each period includes the effect of a reversal of interest on certain income tax liabilities accrued upon the adoption of FIN No. 48 "Accounting for Uncertainty in Income Taxes" ("FIN 48") that were no longer required.

(c) Other income, net - GAAP for Q3-09 includes a gain on the extinguishment of debt from the repurchase of $10.0 million face value of our Senior Subordinated Notes.

(d) Provision for income taxes-GAAP includes the tax effect of the other Reconciling Items identified herein. Additionally, for the three months ended April 25, 2009 and April 26, 2008, Provision for income taxes-GAAP includes the reversal of $1.4 million and $0.9 million, respectively, for certain income tax liabilities accrued upon the adoption of FIN No. 48 that were no longer required.

(e) Cost of earned revenues-GAAP for Q3-08 includes a $1.7 million reversal of pre-acquisition payroll related accruals.

Dycom Industries, Inc. 10

3rd Quarter Fiscal 2009 Results Presentation May 20, 2009 (r)